Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2017, with respect to the consolidated financial statements of Amira Nature Foods Ltd, included in its Annual Report on Form 20-F for the year ended March 31, 2017 filed with the Securities and Exchange Commission.

/s/ ASA & Associates LLP

New Delhi, India

August 2, 2017